UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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COMMUNITY WEST BANCSHARES
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445 Pine Avenue Goleta, CA 93117-3709 (805) 692-5821 www.communitywest.com

SUPPLEMENT TO PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS
to be held on
MAY 25, 2017

To the Shareholders of Community West Bancshares:

This supplement to proxy statement (“Supplement”), supplements the proxy statement dated April 10, 2017 (“Proxy Statement”) previously made available to shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the 2017 Annual Meeting of Shareholders (“Annual Meeting”) of Community West Bancshares (“CWBC” or the “Corporation”), to be held on Thursday, May 25, 2017, at 6:30 P.M. (local time).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The purpose of this Supplement is to clarify the voting requirements to approve Proposal 3 – Amendment to the Community West Bancshares 2014 Stock Option Plan to increase the number of shares by 250,000 to an aggregate of 750,000 shares and to ratify Proposal 4 – Ratification of the Company’s Independent Auditors.  As originally described in the Proxy Statement, shareholder approval and/or ratification of each of Proposal 3 and Proposal 4 requires the affirmative vote of a majority of the shares represented and voting at the Meeting.  This Supplement clarifies that the affirmative votes cast in favor of approving Proposal 3 and ratifying Proposal 4 must also constitute a majority of the required quorum to hold the Meeting.  Accordingly, abstentions will have no effect unless there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum. In such rare cases, abstentions will have the same effect as a vote against the proposal.

Supplement to Proxy Statement

The chart on Page 3 is amended and restated as follows:

Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non- Votes
Proposal 1 – Election of Directors	The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.	Broker non-votes will have no effect on the voting for the election of Directors.
Proposal 2 – Amendment to the Articles of Incorporation to Increase the Authorized Shares	Affirmative vote of a majority of the outstanding shares entitled to vote.	Abstentions and broker non-votes will have the effect of a vote AGAINST this amendment.
Proposal 3 – Amendment to the Community West Bancshares 2014 Stock Option Plan to increase the number of shares by 250,000 to an aggregate of 750,000 shares
Affirmative vote of a majority of the shares represented and voting at the Meeting either in person or by proxy on this proposal, with affirmative votes constituting at least a majority of the required quorum.

Abstentions will have no effect unless there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum. In such case, abstentions will have the same effect as a vote against the proposal.  Broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

Proposal 4 – Ratification of the Company’s Independent Auditors
Affirmative vote of a majority of the shares represented and voting at the Meeting either in person or by proxy on this proposal, with affirmative votes constituting at least a majority of the required quorum.

Abstentions will have no effect unless there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum. In such case, abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

The first sentence under “Vote Required” on page 25 is amended to read as follows: “The proposed amendment to the 2014 Plan to increase the number of shares of Common Stock reserved for issuance under the plan, and the number of shares of Common Stock for which options may be granted, by 250,000 to an aggregate of 750,000 shares, will become effective upon approval by a majority of the shares of Common Stock represented and voting at the Meeting either in person or by proxy on this proposal, with affirmative votes constituting at least a majority of the required quorum.”

This Supplement should be read together with the Proxy Statement. Except as described in this Supplement, no other provisions or proposals to be acted upon contain in the Proxy Statement have been amended, and the information contained in this Supplement replaces and supersedes any inconsistent information in the Proxy Statement.

COMMUNITY WEST BANCSHARES

William R. Peeples,
Chairman of the Board of Directors

Dated: April 13, 2017